Exhibit 1.1

$600,000,000

CNH INDUSTRIAL CAPITAL LLC

4.950% Notes due 2031

UNDERWRITING AGREEMENT

June 22, 2026

BofA Securities, Inc.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Santander US Capital Markets LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Santander US Capital Markets LLC

437 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

CNH Industrial Capital LLC, a Delaware limited liability company (the “Company”) and an indirect wholly owned subsidiary of CNH Industrial N.V. (the “Parent”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Santander US Capital Markets LLC are acting as representatives (in such capacity, the “Representatives”), $600,000,000 in aggregate principal amount of the Company’s 4.950% Notes due 2031 (the “Notes”). The Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package and the Prospectus (each as defined below), and (ii) are to be issued pursuant to an Indenture, dated July 2, 2020 (the “Indenture”), entered into among the Company, the Guarantors (as defined below) and Citibank, N.A., as trustee (the “Trustee”), and an officers’ certificate or supplemental indenture pursuant thereto establishing the terms of the Notes. The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the guarantors named in Schedule II hereto (together, the “Guarantors”). As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

1.            Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)           Registration Statement. A registration statement on Form S-3 (File No. 333-285756) relating to the Notes and the Guarantees has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives of the Underwriters. The Company shall be deemed to have delivered copies of such registration statement and any amendment thereto to the Representatives if the Company has filed such documents with the Commission via the EDGAR filing system (or any successor system). As used in this Agreement:

(i)             “Applicable Time” means 4:20 p.m. (New York City time) on June 22, 2026;

(ii)           “Effective Date” means any date as of which a part of the registration statement relating to the Notes became, or is deemed to have become, effective in accordance with the requirements of the Securities Act and the rules and regulations thereunder;

(iii)           “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv)           “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in any Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Notes;

(v)           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than an electronic road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)           “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)          “Registration Statement” means, collectively, the various parts of the registration statement (File Nos. 333-285756, 333-285756-01, 333-285756-02), each as amended as of the Effective Date for such part, including any prospectus included therein, the Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the applicable Effective Date; and

(viii)         “Marketing Materials” means any Issuer Free Writing Prospectus other than any Issuer Free Writing Prospectus specified in Schedule IV hereto, and including but not limited to any electronic roadshow slides and any accompanying audio recording used in connection with the marketing of the Notes.

Any reference to any prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such prospectus, Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such prospectus, Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such prospectus, Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the applicable Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and, to the Company’s knowledge, no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Notes has been instituted or threatened by the Commission. The Commission has not notified the Parent or the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)           Status as “Well-Known Seasoned Issuer.” At the time of initial filing of the Registration Statement, each of the Parent and the Company was, and at the date hereof, each of the Parent and the Company is, a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act) eligible to use Form S-3. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at the earliest time after the time of initial filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date (as defined below).

(c)           Registration Statement Conforms to Requirements of Securities Act and Exchange Act. The Registration Statement conformed and will conform in all material respects on the applicable Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Closing Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any prospectus, Preliminary Prospectus or the Prospectus conformed, and any subsequent documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)           No Omissions or Material Misstatements in Registration Statement. The Registration Statement did not, as of the applicable Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

(e)           No Omissions or Material Misstatements in Prospectus. The Prospectus will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

(f)           No Omissions or Material Misstatements in Incorporated Documents. The documents incorporated by reference in the Registration Statement, any prospectus, Preliminary Prospectus or the Prospectus did not, and any subsequent documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           No Omissions or Material Misstatements in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

(h)           No Omissions or Material Misstatements in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule III hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule III hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) of this Agreement.

(i)            Issuer Free Writing Prospectus Conforms to Requirements of Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus, except (i) as set forth, and substantially in the form set forth, on Schedule IV hereto or (ii) that which the Representatives have been provided the opportunity to review and to which the Representatives do not reasonably object. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(j)           Good Standing. The Parent, the Company, each of the Company’s significant subsidiaries, as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (such subsidiaries, “Significant Subsidiaries”), and each Guarantor has been duly incorporated or organized, as applicable, and is existing and, if applicable, in good standing under the laws of its jurisdiction of organization, in the case of the Company and its Significant Subsidiaries with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and the Company, each of the Company’s Significant Subsidiaries and each Guarantor is duly qualified to do business as a foreign corporation or other entity, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified in such other jurisdictions would not result in a Material Adverse Effect (as hereinafter defined).

(k)           Subsidiaries. All of the issued and outstanding shares of capital stock, membership interests or other equity interests of each Significant Subsidiary of the Company and each Guarantor have been duly authorized and validly issued and are fully paid and nonassessable; and the shares of capital stock, membership interests or other equity interests of each Significant Subsidiary and each Guarantor owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects.

(l)            Indenture. The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors; the Notes have been duly authorized by the Company; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, such Notes will have been duly executed, authenticated, issued and delivered, will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus, and the Indenture and such Notes will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and be entitled to the benefits provided by the Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Prospectus.

(m)          No Finder’s Fee. Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any Guarantor and any person relating to the offering or sale of the Notes that would give rise to a valid claim against the Company, any Guarantor or any of the Underwriters for a brokerage commission, finder’s fee or other like payment.

(n)           Guarantee. The Guarantee to be endorsed on the Notes by each Guarantor has been duly authorized by such Guarantor; and, when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor, will conform to the description thereof contained in the Pricing Disclosure Package and the Prospectus and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(o)           No Registration Rights. There are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or such Guarantor.

(p)           Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Indenture in connection with the offering, issuance and sale of the Notes and the Guarantees by the Company and the Guarantors, except such as have been obtained under or is made pursuant to the Securities Act and the Trust Indenture Act and such as may be required under the blue sky laws of any U.S. jurisdiction or the laws of any non-U.S. jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus.

(q)           Title to Property. Except as disclosed in the Pricing Disclosure Package and the Prospectus, each of the Company, the Company’s Significant Subsidiaries and the Guarantors have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects, except such liens, charges, encumbrances and defects that would not have a Material Adverse Effect (as defined below); and, except as disclosed in the Pricing Disclosure Package and the Prospectus, each of the Company, its Significant Subsidiaries and the Guarantors holds any leased real or personal property under valid and enforceable leases with no terms or provisions that would have a Material Adverse Effect.

(r)           Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Notes and Guarantees and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as hereinafter defined) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, its Significant Subsidiaries or the Guarantors pursuant to, (i) the charter or by-laws (or similar organizational documents) of the Company, its Significant Subsidiaries or the Guarantors, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, its Significant Subsidiaries or the Guarantors or any of their properties, or (iii) any agreement or instrument to which the Company, its Significant Subsidiaries or the Guarantors is a party or by which the Company, its Significant Subsidiaries or the Guarantors is bound or to which any of the properties of the Company, its Significant Subsidiaries or the Guarantors is subject, except in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, result in a Material Adverse Effect or impair the ability of the Company or the Guarantors to consummate the transactions contemplated hereby; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, its Significant Subsidiaries or the Guarantors.

(s)           Absence of Existing Defaults and Conflicts. None of the Company, its Significant Subsidiaries and the Guarantors is in violation of its respective charter or by-laws (or similar organizational documents) or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, its Significant Subsidiaries and the Guarantors taken as a whole (“Material Adverse Effect”).

(t)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(u)           Possession of Licenses and Permits. The Company, its Significant Subsidiaries and the Guarantors possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (collectively, “Licenses”) necessary and material to the conduct of the business now conducted or proposed in the Pricing Disclosure Package and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if reasonably likely to be determined adversely to the Company, its Significant Subsidiaries or the Guarantors would, individually or in the aggregate, have a Material Adverse Effect.

(v)           Absence of Labor Dispute. No labor dispute with the employees of the Company, its Significant Subsidiaries or the Guarantors exists or, to the knowledge of the Company or the Guarantors, is imminent that would have a Material Adverse Effect.

(w)           Possession of Intellectual Property. The Company, its Significant Subsidiaries and the Guarantors own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, its Significant Subsidiaries and the Guarantors, would, individually or in the aggregate, have a Material Adverse Effect.

(x)            Cybersecurity. Except as would not have a Material Adverse Effect, the Company and each of its subsidiaries have taken reasonable technical and organizational measures necessary to protect the information technology systems and data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, in all material respects, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or data used in connection with the operation of the Company’s and its subsidiaries’ businesses (a “Breach”). Except as would not have a Material Adverse Effect, there has been no Breach, and the Company and its subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in a Breach.  Except as would not have a Material Adverse Effect, the Company is in compliance with all currently applicable laws and regulations relating to data privacy and security.

(y)           Environmental Laws. Except as disclosed in the Pricing Disclosure Package and the Prospectus, (a)(i) neither the Company nor any of its Significant Subsidiaries is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as hereinafter defined), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its Significant Subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its Significant Subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its Significant Subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its Significant Subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company, its Significant Subsidiaries and the Guarantors have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not, individually or in the aggregate, have a Material Adverse Effect; (b) to the knowledge of the Company and the Guarantors there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under or claim pursuant to any Environmental Law that would have a Material Adverse Effect; and (c) to the knowledge of the Company and the Guarantors there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(z)           Accurate Disclosure. The statements in the Pricing Disclosure Package and the Prospectus under the headings “Certain U.S. Federal Income Tax Consequences,” “Description of the Notes” and “Underwriting,” insofar as such statements summarize the laws, agreements and documents discussed therein, fairly and accurately present in all material respects the laws, agreements and documents discussed therein.

(aa)         Absence of Manipulation. None of the Company, the Guarantors or any of their respective affiliates has taken, either alone or with one or more other persons, directly or indirectly, any action that has constituted, that was designed to cause or result in or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Notes.

(bb)         Statistical and Market Related Data. Any third party statistical and market-related data included or incorporated by reference in the Registration Statement, Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate.

(cc)         Independent Auditors. Deloitte & Touche LLP is the independent registered public accounting firm with respect to the Company and its subsidiaries and the Parent and its subsidiaries within the meaning of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board.

(dd)         Internal Controls. The Parent and the Company maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Parent and the Company maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)         Disclosure Controls. (i) The Parent and the Company maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Parent and the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and that such information is accumulated and communicated to management of the Parent and the Company, as applicable, including, in the case of the Parent, the Chief Executive Officer and Chief Financial Officer, as appropriate, and in the case of the Company, the President and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) except as disclosed in the Preliminary Prospectus and the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ff)          Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder.

(gg)         Taxes. The Company, its Significant Subsidiaries and the Guarantors have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Pricing Disclosure Package and the Prospectus, the Company, its Significant Subsidiaries and the Guarantors have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)         Litigation. Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Significant Subsidiaries, any of the Guarantors or any of their respective properties that are reasonably likely to be determined adversely to the Company, any of its Significant Subsidiaries or any of the Guarantors and would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company and the Guarantors to perform their respective obligations under the Indenture or this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s and the Guarantors’ knowledge, threatened or contemplated.

(ii)           Financial Statements of the Company. The financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as disclosed in the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(jj)           Financial Statements of the Parent. The financial statements of the Parent included or incorporated by reference in the Registration Statement present fairly the financial position of the Parent and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as disclosed in the Registration Statement, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

(kk)         No Material Adverse Change in Business. Except as disclosed in the Registration Statement, Pricing Disclosure Package or the Prospectus, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Registration Statement, Pricing Disclosure Package or Prospectus (i) there has been no change, nor any development or event involving a prospective change, that would have a Material Adverse Effect; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its membership interests and (iii) there has been no change in the capital stock, membership interests or other equity interests, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Parent, the Company, the Company’s Significant Subsidiaries and the Guarantors that would have a Material Adverse Effect.

(ll)           Investment Company Act. None of the Company and the Guarantors is an open- end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and none of the Company and the Guarantors is or, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will be an “investment company” as defined in the Investment Company Act.

(mm)       Regulations T, U, X. Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(nn)         Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company or the Guarantors that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company, or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(i) hereof.

(oo)         No Prohibition on Dividends by Significant Subsidiaries. Except as disclosed in the Pricing Disclosure Package and the Prospectus, no wholly owned Significant Subsidiary of the Company (other than any Securitization Subsidiary (as defined in the Indenture)) is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, membership interests or other equity interests, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(pp)        Compliance with FCPA. None of the Company or its subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company has instituted and maintains policies and procedures designed to ensure continued compliance with anti-bribery laws, including, but not limited to, the FCPA.

(qq)        Compliance with Sanctions. None of the Company, its subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is or is 50% or more owned or controlled by one or more persons that are currently the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or the United Kingdom (“Sanctions”), or is operating, organized or resident in a country or territory that is the target of country-wide or territory-wide Sanctions (as of the date of this Agreement, the Crimea region of Ukraine or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, Cuba, Iran, and North Korea, collectively “Sanctioned Jurisdictions”). The Company will not, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of any person that, at the time of such financing, is the target of Sanctions, (ii) for the purpose of financing any activities in a Sanctioned Jurisdiction or (iii) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). Within the past ten years, the Company and each of its subsidiaries have not knowingly engaged in and are not now knowingly engaged in, any dealings or transactions with or involving any person that, at the time of such dealing or transaction is or was the target of Sanctions, or with or involving any Sanctioned Jurisdiction. The Company and each of its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to ensure continued compliance with Sanctions.

(rr)          Compliance with Money Laundering Laws. To the best knowledge of the Company, (i) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with (x) the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and (y) the money laundering statutes of the United States and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any U.S. governmental agency, and (ii) the operations of the Company and its subsidiaries are at all times in material compliance with the money laundering statutes of all applicable foreign jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable foreign governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ss)         Insurance. The Company, the Company’s Significant Subsidiaries and the Guarantors have insurance coverage in respect of their assets, properties and businesses that complies with the insurance policies and standards of the Parent related to the assets, properties and businesses of, as applicable, the Parent, the Company, the Company’s Significant Subsidiaries and the Guarantors.

(tt)           Distribution of Offering Materials. The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, will not distribute any offering materials in connection with the offering and sale of the Notes other than (i) any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and any Issuer Free Writing Prospectus set forth on Schedule IV hereto or (ii) those which the Representatives have been provided the opportunity to review and to which the Representatives do not reasonably object in accordance with Section 5(a)(vi) or 5(a)(vii).

Any certificate signed by any officer of the Company or a Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or such Guarantor, jointly and severally, as to matters covered thereby, to each Underwriter.

2.             Purchase of the Notes by the Underwriters. The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Underwriters contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 99.015% of the principal amount thereof, plus accrued interest from June 25, 2026 to the date of payment, if any, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the Notes to be delivered hereunder except upon payment for all of the Notes to be purchased as provided herein.

3.             Offering of Notes by the Underwriters. Upon authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions to be set forth in the Prospectus.

4.             Delivery of the Notes and Payment Therefor. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Latham & Watkins LLP, at 10:00 a.m., New York City time, on June 25, 2026, or at such other time as the Representatives and the Company determine, such time being herein referred to as the “Closing Date.” The place of closing for the Notes and the Closing Date may be varied by agreement between the Underwriters and the Company.

The Notes will be delivered to the Underwriters, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in immediately available funds to the order of the Company, by causing DTC to credit the Notes to the account of the Underwriters at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC.

5.             Further Agreements of the Company and the Guarantors and the Underwriters.

(a) The Company and the Guarantors, jointly and severally, agree:

(i)             To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date which amendment or supplement is not approved by the Representatives promptly after reasonable notice thereof (which approval shall not be unreasonably withheld, conditioned or delayed) or except as provided herein; to advise the Representatives promptly of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective supplement thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to obtain as promptly as reasonably possible its withdrawal.

(ii)            To furnish promptly to the Representatives and to counsel for the Underwriters, upon their reasonable request in writing to the Company, a copy of a manually executed version of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)           To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings); (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; (C) each Issuer Free Writing Prospectus; and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer for the Notes as many copies as the Representatives may from time to time reasonably request of any such amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)           If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to Section 5(a)(i) above, furnish to the Underwriters such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with law.

(v)           To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(vi)           Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not to make such filing if the Representatives reasonably object.

(vii)          Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus other than those which the Representatives have been provided the opportunity to review and to which the Representatives do not reasonably object.

(viii)         To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus to comply with the requirements of the Securities Act and the rules and regulations thereunder, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(ix)           To timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(x)            Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(xi)           To apply the net proceeds from the sale of the Notes being sold by the Company and the Guarantors substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii)          To file with the Commission such information on Form 10-Q or Form 10-K, as may be required by Rule 463 under the Securities Act.

(xiii)         The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(xiv)         For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus, the Company and the Guarantors agree not to, directly or indirectly, except in connection with an Exempt Transaction (as defined below), (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any Lock-Up Securities (as hereinafter defined), or sell or grant options, rights or warrants with respect to Lock-Up Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of debt securities of the Company or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Lock-Up Securities, or (iv) publicly announce an offering of any Lock-Up Securities, in each case without the prior written consent of the Representatives, on behalf of the Underwriters. “Exempt Transaction” means (i) the issuance and sale of a debt security in reliance on Section 4(a)(2) of the Securities Act and such debt security is not sold in a capital markets transaction (including, without limitation, any capital markets transaction made in reliance on Rule 144A or Regulation S, in each case, under the Securities Act) and (ii) any Securitization Transaction (as defined in the Indenture) entered into by the Company or any of its subsidiaries or any debt securities issued or guaranteed by the Company or any of its subsidiaries in connection therewith. “Lock-Up Securities” means debt securities issued or guaranteed by the Company or any of its subsidiaries substantially similar to the Notes (in any event having a maturity of more than one year from the date of issue) or securities convertible into or exchangeable or exercisable for any such debt securities of the Company.

(xv)          The Company and the Guarantors will use their reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(xvi)         The Company and the Guarantors agree to comply with all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(xvii)        The Company and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date.

(b)           Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, including any Preliminary Prospectus or the Prospectus, and (ii) “issuer information,” (as used in this Section 5(b)), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information. The Company and the Guarantors shall not be responsible to any Underwriter for liability arising from any inaccuracy in such free writing prospectus referred to in clause (i) or that does not contain any “issuer information” as compared with the information in the Preliminary Prospectus, the Prospectus or the Pricing Disclosure Package.

6.             Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, agree to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the authorization, issuance, sale and delivery of the Notes and any stamp duties or other taxes payable in that connection, and the preparation of certificates for the Notes; (b) the preparation and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Notes (excluding any fees and disbursements of counsel to the Underwriters relating thereto); (e) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $25,000); (f) if applicable, the preparation and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada (excluding related fees and expenses of Canadian counsel to the Underwriters); (g) the approval of the Notes by DTC for “book-entry” transfer (excluding any fees and disbursements of counsel to the Underwriters relating thereto); (h) the rating of the Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes and the Guarantees; (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, costs and expenses of the Underwriters (to the extent incurred by them) and the Company’s officers and employees, in each case in connection with such road show; and (k) all other costs and expenses (other than (x) printing costs and expenses and (y) any fees and disbursements of counsel to the Underwriters, except as provided in clause (e) of this Section 6) incident to the performance of the obligations of the Company.

7.             Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)           Sullivan & Cromwell LLP shall have furnished to the Representatives its written opinion and letter, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, substantially in the forms attached hereto as Exhibit A.

(c)           The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)           At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(e)           With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(f)           The Underwriters shall have received an opinion, dated the Closing Date, of Jeffrey Molinski, General Counsel of the Company and the Guarantors, substantially in the form attached as Exhibit B.

(g)           The Company and each Guarantor shall have furnished to the Representatives a certificate, dated the Closing Date, of the Chief Executive Officer and Chief Financial Officer of the Company and each Guarantor as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)             That the representations, warranties and agreements of the Company and each of the Guarantors in Section 1 are true and correct on and as of the Closing Date, and that the Company and each of the Guarantors have complied with all of their agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)           That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii)           To the effect of Section 7(h) (provided that no representation with respect to the judgment of the Representatives need be made).

(h)           Except as described in the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock, membership interests or other equity interests, short-term debt, long-term debt, net current assets or net assets of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(i)            Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s or any Guarantor’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any Guarantor’s debt securities or preferred stock.

(j)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities; (iii) there shall have been an outbreak of, or escalation in, hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof or as a result of the effect of international conditions on the financial markets in the United States, or any other calamity or crisis either within or outside the United States, as to make it, in the case of clause (iii) or (iv) in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(k)           The Notes shall be eligible for clearance and settlement through DTC.

(l)           The officers’ certificate or supplemental indenture establishing the terms of the Notes shall have been executed and delivered by the Company (and, in the case of the supplemental indenture, the Trustee) and the Underwriters shall have received a copy of a manually executed version thereof.

(m)           On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.           Indemnification and Contribution.

(a)           The Company and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto (including, without limitation, any Marketing Materials), (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantors may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the Guarantors, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company, such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Guarantor or any such director, officer, employee or controlling person.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraph (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under paragraph (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons and in the case of the parties indemnified under Section 8(a), affiliates, who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons and in the case of the parties indemnified under Section 8(a), affiliates, shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons and in the case of the parties indemnified under Section 8(a), affiliates, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it were resold exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)           The Underwriters severally confirm and the Company and the Guarantors acknowledge and agree that (i) the Underwriters’ names set forth on the front and back cover pages of, (ii) the statements regarding delivery of Notes by the Underwriters set forth on the front cover page of, and (iii) (A) the Underwriters’ names in the first table, (B) the first paragraph under “Commissions and Expenses,” (C) the section “Stabilization and Short Positions” and (D) the second sentence under “New Issue of Notes” appearing in each case of (A) through (D) under the caption “Underwriting” in, the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company or any Guarantor by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9.           Defaulting Underwriters.

(a)           If, on the Closing Date, any Underwriter defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Notes, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 4.

(c)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

10.           Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(h), 7(i) and 7(j) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

11.           Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Notes for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement (other than pursuant to a termination of this Agreement due to the occurrence of any of the events described in Section 7(j)), the Company and the Guarantors will reimburse the Underwriters for all accountable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) actually incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company and the Guarantors shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.           Research Analyst Independence. The Company and the Guarantors acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Guarantors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Underwriters’ investment banking divisions. The Company and the Guarantors acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.           No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company, Guarantors and any other person, on the one hand, and the Underwriters, on the other, has been created in connection with the purchase, offering and sale of the Notes; (b) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantors with respect to the determination of the offering price of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company or Guarantors in connection with this Agreement shall be limited to those duties and obligations specifically stated herein or created by law; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantors. The Company and the Guarantors hereby waive any claims that the Company or the Guarantors may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.           Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(i)             if to the Underwriters, shall be delivered or sent by mail, facsimile or electronic transmission to: BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, facsimile: (646) 855-5958, Attention: High Grade Debt Capital Markets Transaction Management/Legal; Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Debt Capital Markets Syndicate, with a copy to General Counsel, e-mail: dbcapmarkets.gcnotices@list.db.com; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and Santander US Capital Markets LLC, 437 Madison Avenue, New York, NY 10022, Email: DCMAmericas@santander.us.

(ii)           if to the Company or any Guarantor, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, with a copy to Sullivan & Cromwell LLP, 550 Hamilton Ave, Palo Alto, California 94301, Attention: John L. Savva, fax: (650) 461-5700, e-mail: savvaj@sullcrom.com.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Guarantors shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Deutsche Bank Securities Inc. on behalf of the Representatives.

15.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.           Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.           Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.           Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the parties hereto, the Company acknowledges and accepts that liabilities arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:

(a)           the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability (as defined below) of an Underwriter to the Company under this Agreement, which, without limitation, may include and result in any of the following, or some combination thereof: (i) the reduction of all or a portion of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all or a portion of the BRRD Liability into shares, other securities or other obligations of such Underwriter or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)           the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 19: “Bail-in Legislation” means in relation to the United Kingdom and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail-in Legislation may be exercised; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the respective Underwriter.

20.           Governing Law & Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law). The Company, each of the Guarantors and the Underwriters agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

21.           Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.           Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23.           Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CNH INDUSTRIAL CAPITAL LLC

By:	/s/ Fabiola Temponi e Goes
Name: Fabiola Temponi e Goes
Title: Chief Financial Officer

CNH INDUSTRIAL CAPITAL AMERICA LLC

By:	/s/ Fabiola Temponi e Goes
Name: Fabiola Temponi e Goes
Title: Assistant Treasurer

NEW HOLLAND CREDIT COMPANY, LLC

By:	/s/ Fabiola Temponi e Goes
Name: Fabiola Temponi e Goes
Title: Assistant Treasurer

Accepted:

BOFA SECURITIES, INC.

DEUTSCHE BANK SECUrities inc.

GOLDMAN SACHS & Co. LLC

SANTANDER US CAPITAL MARKETS LLC

For themselves and as

Representatives of the several

Underwriters named

in Schedule I hereto

By:	BofA Securities, Inc.

By:	/s/ Cody Kiechle
Name: Cody Kiechle
Title: Managing Director

Accepted:

BOFA SECURITIES, INC.

DEUTSCHE BANK SECUrities inc.

GOLDMAN SACHS & Co. LLC

SANTANDER US CAPITAL MARKETS LLC

For themselves and as

Representatives of the several

Underwriters named

in Schedule I hereto

By:	Deutsche Bank Securities Inc.

By:	/s/ John Han
Name: John Han
Title: Managing Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

Accepted:

BOFA SECURITIES, INC.

DEUTSCHE BANK SECUrities inc.

GOLDMAN SACHS & Co. LLC

SANTANDER US CAPITAL MARKETS LLC

For themselves and as

Representatives of the several

Underwriters named

in Schedule I hereto

By:	Goldman Sachs & Co. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

Accepted:

BOFA SECURITIES, INC.

DEUTSCHE BANK SECUrities inc.

GOLDMAN SACHS & Co. LLC

SANTANDER US CAPITAL MARKETS LLC

For themselves and as

Representatives of the several

Underwriters named

in Schedule I hereto

By:	Santander US Capital Markets LLC

By:	/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$75,000,000
Deutsche Bank Securities Inc.	$75,000,000
Goldman Sachs & Co. LLC	$75,000,000
Santander US Capital Markets LLC	$75,000,000
Intesa Sanpaolo IMI Securities Corp.	$75,000,000
Mizuho Securities USA LLC	$75,000,000
UniCredit Capital Markets LLC	$75,000,000
Wells Fargo Securities, LLC	$75,000,000
Total	$600,000,000

SCHEDULE II

LIST OF GUARANTORS

CNH INDUSTRIAL CAPITAL AMERICA LLC

NEW HOLLAND CREDIT COMPANY, LLC

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

1.           None.

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUS

1.           Issuer Free Writing Prospectus, dated June 22, 2026, filed pursuant to Rule 433 under the Securities Act.

[See attached]

Filed Pursuant to Rule 433

Dated June 22, 2026

Registration Statement Nos. 333-285756, 333-285756-01, 333-285756-02

Relating to Preliminary Prospectus Supplement dated June 22, 2026 and Prospectus dated March 12, 2025

CNH INDUSTRIAL CAPITAL LLC

$600,000,000 4.950% NOTES DUE 2031

Issuer:	CNH Industrial Capital LLC
Guarantors:	CNH Industrial Capital America LLC and New Holland Credit Company, LLC
Expected Ratings (Moody’s / S&P / Fitch):*	Baa2 / BBB / BBB
Form:	SEC Registered
Principal Amount:	$600,000,000
Trade Date:	June 22, 2026
Settlement Date:**	June 25, 2026 (T+3)
Maturity Date:	June 25, 2031
Interest Payment Dates:	June 25 and December 25, commencing December 25, 2026
Coupon:	4.950% per annum
Price to Public:	99.615% of the principal amount, plus accrued interest from June 25, 2026 if settlement occurs after that date
Net Proceeds to Issuer Before Expenses:	$594,090,000
Benchmark Treasury:	UST 4.125% due May 31, 2031
Spread to Benchmark Treasury:	+75 basis points
Benchmark Treasury Price and Yield:	99-09 / 4.288%
Yield to Maturity:	5.038%
Optional Redemption:	Make-whole call prior to May 25, 2031 based on U.S. Treasury +0.15% (15 basis points) or at par on or after May 25, 2031
Change of Control:	101%
Denominations:	$2,000 x $1,000
CUSIP / ISIN:	12592B AX2 / US12592BAX29
Joint Book-Running Managers:	BofA Securities, Inc.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Santander US Capital Markets LLC
Intesa Sanpaolo IMI Securities Corp.
Mizuho Securities USA LLC
UniCredit Capital Markets LLC
Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the notes who wish to trade the notes before the first business day prior to the specified settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes before the first business day prior to such settlement date should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request them by contacting BofA Securities, Inc. at its toll-free number at 1-800-294-1322; Deutsche Bank Securities Inc. at its toll-free number at 1-800-503-4611 or by email at prospectus.CPDG@db.com; Goldman Sachs & Co. LLC at its toll-free number at 1-866-471-2526; or Santander US Capital Markets LLC at its toll-free number at 1-855-403-3636.

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

1.           Each of the Company and the Guarantors has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus of the Company and the Guarantors relating to the Securities and the Guarantees, dated March 12, 2025 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated June [●], 2026 (the “Prospectus Supplement”).

2.           The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and duly qualified under the Trust Indenture Act of 1939 and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and legally binding obligation of the Company and each Guarantor enforceable against the Company and such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.           The Securities have been duly authorized, executed, authenticated, issued and delivered by the Company and constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.           Each of the Guarantees has been duly authorized, executed and delivered by the respective Guarantor and constitutes a valid and legally binding obligation of each Guarantor enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.           All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or either Guarantor under the Covered Laws for the issuance, sale and delivery of the Securities by the Company to you, and the performance by the Company and the Guarantors of their respective obligations thereunder, have been obtained or made.

6.           The issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company to you pursuant to the Underwriting Agreement do not, and the performance by the Company and the Guarantors of their respective obligations under the Indenture, the Underwriting Agreement, the Guarantees and the Securities will not, (i) violate the Company’s or the Guarantors’ respective operating agreements, (ii) result in a default under or breach of, or imposition of any lien or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to the terms of, any of the agreements listed in Annex I to this opinion; provided, however, that we are expressing no opinion in this clause (ii) as to compliance with any financial or accounting test, or any limitation or restriction expressed as a dollar amount, ratio or percentage, or (iii) violate any Covered Laws.

Exhibit A-1

7.           The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

8.           The Registration Statement (as defined in the Underwriting Agreement) has become effective under the Securities Act of 1933, as amended, and, based solely on our review of the “Stop Orders” web page (https://www.sec.gov/litigation/stoporders.shtml) maintained by the Securities and Exchange Commission, no stop order suspending its effectiveness has been issued.

9.           The Company and the Guarantors are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Basic Prospectus, as supplemented by the Prospectus Supplement, would not be, on the date hereof, an “investment company” as defined in the Investment Company Act of 1940.

Exhibit A-2

Form of Disclosure Letter of Sullivan & Cromwell LLP

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities and the Guarantees,

(a)           the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b)           the Pricing Disclosure Package, as of [●] (New York City time) on June [●], 2026, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)           the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A-3

EXHIBIT B

FORM OF OPINION OF GENERAL COUNSEL

(i)           the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect;

(ii)           except as otherwise disclosed in the Pricing Disclosure Package and the Basic Prospectus, as supplemented by the Prospectus Supplement, all of the issued and outstanding shares of capital stock, membership interests or other equity interests of each of the Company’s U.S. subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of my knowledge, are owned by the Company (subject to de minimis exceptions in certain jurisdictions), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(iii)           to the best of my knowledge, and except as disclosed in the Pricing Disclosure Package and the Basic Prospectus, as supplemented by the Prospectus Supplement, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its U.S. subsidiaries is a party or to which the property of the Company or any of its U.S. subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which, individually or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement and the Indenture (together the “Transaction Documents”) or the performance by each of the Company and the Guarantors of their applicable obligations thereunder or the transactions contemplated by the Basic Prospectus, as supplemented by the Prospectus Supplement;

(iv)           the descriptions in the Pricing Disclosure Package and the Basic Prospectus, as supplemented by the Prospectus Supplement, of contracts and other legal documents to which the Company or any of its U.S. subsidiaries is a party are fair summaries of such documents in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Pricing Disclosure Package and the Basic Prospectus, as supplemented by the Prospectus Supplement, that are not described or referred to in the Pricing Disclosure Package and the Basic Prospectus, as supplemented by the Prospectus Supplement, other than those described or referred to therein, and the descriptions thereof or references thereto fairly summarize such documents in all material respects;

(v)           to the best of my knowledge, neither the Company nor any of its U.S. subsidiaries is (a) in violation of (1) its operating agreement or other organizational document or (2) except as would not have a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any U.S. government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its U.S. subsidiaries or any of their respective properties, assets or operations, or (b) in breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its U.S. subsidiaries is a party or by which it or any of them may be bound (except for such breaches or defaults that would not have a Material Adverse Effect);

Exhibit B-1

(vi)           the execution and delivery of each of the Transaction Documents, the consummation of the transactions contemplated in the Transaction Documents and the performance by the Company and the Guarantors of their applicable obligations under the Transaction Documents will not (a) result in any violation of the provisions of the operating agreement or other organizational documents of the Company or any of its U.S. subsidiaries or (b) to the best of my knowledge, whether with or without the giving of notice or lapse of time or both, conflict with, or constitute a breach of, or a default under, or result in the creation or imposition of, any lien, charge or encumbrance upon any property or assets of the Company or any of its U.S. subsidiaries thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its U.S. subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its U.S. subsidiaries is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), or, except as would not have a Material Adverse Effect, any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its U.S. subsidiaries or any of their respective properties, assets or operations; and

(vii)           to the best of my knowledge, there are no contracts or other documents of a character required to be described in the Registration Statement or the Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement or to be filed as exhibits to the Registration Statement or incorporated by reference therein that are not described therein or filed therewith or incorporated by reference therein as required.

Exhibit B-2